EXHIBIT 99

SLIDE PRESENTATION

PROVIDENT FINANCIAL SERVICES, INC.

2003 ANNUAL MEETING

JULY 17, 2003

Paul M. Pantozzi,

Chairman of the Board,

Chief Executive Officer

and President

PROVIDENT FINANCIAL SERVICES, INC.

Forward- Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PROVIDENT FINANCIAL SERVICES, INC.

Provident Financial Services, Inc. is the holding company for

The Provident Bank

On January 15, 2003, Provident Financial Services, Inc. issued an aggregate of 59.62 million shares and contributed cash and 1.92 million shares of its common stock to The Provident Bank Foundation, a charitable foundation established by The Provident Bank.

As a result of the conversion and stock offering, the company raised $586.2 million in net proceeds ($293.1 million distributed to The Provident Bank; $293.1 million retained by the holding company.)

PROVIDENT FINANCIAL SERVICES, INC.

Our Company Profile (as of June 30, 2003)

•	$4.2 billion in Assets

•	$2.7 billion in Deposits

•	$2.0 billion in Loans

•	50 branches in 10 counties in northern and central New Jersey

•	A full-service bank:

—	Retail and Commercial Lending

—	On-line and Telephone Banking

—	Trust Services and Investment Services

—	Mortgage Company and Title Insurance Company

PROVIDENT FINANCIAL SERVICES, INC.

Our Strengths

Tradition of Prudent Management

—	Established in 1839, we are New Jersey’s oldest bank

Customer-Focused

—	Committed to deliver Hassle-Free Banking for Busy People

—	Employees trained and incented for Customer Care

Market Presence

—	15th in Deposit Size out of 181 FDIC-insured New Jersey banks (as of June 30, 2002)

—	4th out of 30 in Hudson County

—	9th out of 36 in Essex County

PROVIDENT FINANCIAL SERVICES, INC.

Our Current Market

Bridgeport
New City
Spring Valley
Westport
Stamford
Norwalk
West Milford
Pearl River
Darien
White Plains
Harrison
Scarsdale
Wyckoff
Hopatcong
Wayne
Dumont
Yonkers
Mamaroneck
Paterson
Mount Vernon
Dover
Teaneck
Glen Cove
Huntington
Passaic
Fort Lee
Commack
Parsippany-Troy Hills Township
Nutley
Cliffside Park
Port Washington
Syosset
Morristown
Dix Hills
Brentwood
Madison
Hoboken
Mineola
Bethpage
Islip
Summit
Union
Easton
Elmont
Uniondale
Bay Shore
New York
Baldwin
Merrick
Copiague
Cranford
Roselle
Bayonne
Bethlehem
Westfield
Woodmere
Oceanside
Rahway
Long Beach
Iselin
Carteret
Edison
Perth Amboy
Somerset
Sayreville
New Brunswick
North Brunswick Township
Old Bridge
Long Branch
Lansdale
Ewing
Trenton
Asbury Park
Horsham
Willow Grove
Levittown
Norristown
King of Prussia
Lakewood
Brick Township
Radnor Township
Philadelphia
Willingboro
Springfield
Camden
Collingswood
Cherry Hill
Chester
Lindenwold
Copyright (C) 2002 Y-Merge.com, a division of SNL Financial
0
40.07mi

PROVIDENT FINANCIAL SERVICES, INC.

Our Current Market

[GRAPHICS]

PROVIDENT FINANCIAL SERVICES, INC.

Our Mission

Our mission is to consistently provide superior value

to our stockholders by achieving strong financial performance to our customers by delivering high quality financial solutions that help improve and enrich their lives to our employees by maintaining a challenging and rewarding work environment to our communities by committing our personal energies and financial resources and by exemplifying outstanding leadership.

We will achieve this while holding ourselves to the highest

standards of personal and professional integrity.

PROVIDENT FINANCIAL SERVICES, INC.

Our Strategic Initiatives

Maintain Diversification of Loan Portfolio

Emphasize Relationship Banking and Core Deposits

Maintain Asset Quality

Improve Efficiency

Expand Retail Franchise

PROVIDENT FINANCIAL SERVICES, INC.

Expansion of Retail Franchise

•	50th Branch (7th in Jersey City) opened June, 2003

•	New Branch (North Brunswick) opening September, 2003

•	3 Branches (Howell, Jackson, Rocky Hill) purchased from Sun National Bank opening August, 2003

•	Ongoing exploration of additional expansion opportunities

PROVIDENT FINANCIAL SERVICES, INC.

Linda A. Niro

Senior Vice President

and Chief Financial Officer

PROVIDENT FINANCIAL SERVICES, INC.

Loan Portfolio Diversification

to improve asset yields

to reduce exposure to interest rate risk

% of Total Loans Outstanding
70.00%
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
2000
2001
2002
June, 2003
Residential Real Estate and Consumer Loans
Commercial Real Estate, Mortgage Warehouse and Business Loans

PROVIDENT FINANCIAL SERVICES, INC.

Loan Portfolio Diversification

to improve asset yields

to reduce exposure to interest rate risk

[GRAPH]

PROVIDENT FINANCIAL SERVICES, INC.

Core Deposit Emphasis

to expand customer relationships

to effectively manage interest rate expense

% of Total Deposits
70.00%
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
2000
2001
2002
June, 2003
Time Deposits
Core Deposits

PROVIDENT FINANCIAL SERVICES, INC.

Core Deposit Emphasis

to expand customer relationships

to effectively manage interest rate expense

[GRAPH]

PROVIDENT FINANCIAL SERVICES, INC.

Dual Strategy contributes to growth in Net Interest Income

$ in millions
200
180
160
140
120
100
80
60
40
20
0
2000
2001
2002
2Q-02
2Q-03
Interest Income
Interest Expense
Net Interest Income

PROVIDENT FINANCIAL SERVICES, INC.

Dual Strategy contributes to growth in Net Interest Income

[GRAPH]

PROVIDENT FINANCIAL SERVICES, INC.

Asset Quality

0.50%
0.45%
0.40%
0.35%
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
2000
2001
2002
June, 2003
% of Non-performing Loans to Total Loans

PROVIDENT FINANCIAL SERVICES, INC.

Asset Quality

[GRAPH]

PROVIDENT FINANCIAL SERVICES, INC.

Improve Operating Efficiency

72.00%
70.00%
68.00%
66.00%
64.00%
62.00%
60.00%
58.00%
56.00%
2000
2001
2002
2Q-02
2Q-03
Efficiency Ratio for Period

PROVIDENT FINANCIAL SERVICES, INC.

Improve Operating Efficiency

[GRAPH]

PROVIDENT FINANCIAL SERVICES, INC.

Asset Growth

$ in millions
4500
4000
3500
3000
2500
2000
1500
1000
500
0
1Q-01
2Q-01
3Q-01
4Q-01
1Q-02
2Q-02
3Q-02
4Q-02
1Q-03
2Q-03
Total Assets

PROVIDENT FINANCIAL SERVICES, INC.

Asset Growth

*	As of June, 2003 Assets have increased 58.43% above Year End 2000

[GRAPH]

PROVIDENT FINANCIAL SERVICES, INC.

Deposit Growth

$ in millions
3500
3000
2500
2000
1500
1000
500
0
1Q-01
2Q-01
3Q-01
4Q-01
1Q-02
2Q-02
3Q-02
4Q-02*
1Q-03
2Q-03
Total Deposits

PROVIDENT FINANCIAL SERVICES, INC.

Deposit Growth

[GRAPH]

*	4th Q-02 includes $526.0 million held in conversion escrow account for stock purchase.

PROVIDENT FINANCIAL SERVICES, INC.

Net Income

$ in millions
10,000
8,000
6,000
4,000
2,000
0
-2,000
-4,000
-6,000
-8,000
1Q-01
2Q-01
3Q-01
4Q-01
1Q-02
2Q-02
3Q-02
4Q-02
1Q-03*
2Q-03
Net Income

PROVIDENT FINANCIAL SERVICES, INC.

Net Income

[GRAPH]

*	1Q-03 reflects $15.6 million net of tax contribution to The Provident Bank Foundation